Exhibit 10.05
EXECUTION COPY
AMENDMENT NO. 4
Dated as of February 22, 2018
to
CREDIT AGREEMENT
Dated as of May 29, 2014
THIS AMENDMENT NO. 4 (this “Amendment”) is made as of February 22, 2018 by and among Under Armour, Inc., a Maryland corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of May 29, 2014 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and, the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree make certain amendments to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 4 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to add the following definition thereto in the appropriate alphabetical order:
“Cash Equivalents” means each of the Investments set forth in clauses (a) through (j) of the definition of “Permitted Investments”.

(b)    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is amended and restated in full as follows:
“Consolidated EBITDA” means, for any period, (a) the sum, without duplication, of (i) income from operations, (ii) depreciation expense, (iii) amortization expense, (iv) any cash or non-cash “restructuring charges” (as defined under GAAP) incurred during such periods (including but not limited to charges resulting from head count reduction, the closure of facilities or stores and similar operational changes), (v) other non-cash charges to income from operations (including but not limited to non-cash stock compensation expense, restructuring charges and impairment charges), excluding changes in non-cash reserves and allowances and (vi) the amount of net cost savings and operating expense reductions reasonably projected by the Company in good faith to result from actions taken, committed to be taken or expected to be taken no later than 12 months after the end of such period that are reasonably identifiable, quantifiable and factually supportable in the good faith judgement of the Company and that are set forth in reasonable detail in a certificate of a Financial Officer of the Company delivered to the Administrative Agent, net of the amount of actual benefits realized during such period, in each case of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that if any cost savings or operating expense reductions included in any calculation of Consolidated EBITDA based on the projection that such cost savings or operating expense reduction will be achieved within such 12-month period shall at any time cease to be reasonably projected by the Company to be so achieved (or are in fact not so achieved), then on and after such time calculations of Consolidated EBITDA shall not reflect such cost savings or operating expense reductions. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio or the Interest Coverage Ratio or for purposes of testing a covenant under Article VI or otherwise, if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Acquisition or Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (taking into account (A) such cost savings as may be determined by the Company in a manner consistent with the evaluation performed by the Company in deciding to make such Material Acquisition or Material Disposition, provided that the Company may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 365 days following the date of such Material Acquisition or Material Disposition (or in the case of any calculation made subsequent to such 365th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition or Material Disposition and are entered into in connection and substantially contemporaneously therewith) and shall be (i) in the case of a Material Acquisition, increased by an amount equal to the Consolidated EBITDA (if positive) attributable to the Material Acquisition for such Reference Period or decreased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) in the case of a Material Disposition, reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period as if such Material Acquisition or Material Disposition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of a business or operating unit of a business or (ii) greater than 50% of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $25,000,000 and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000.

(c)    The definition of “Consolidated Total Indebtedness” set forth in Section 1.01 of the Credit Agreement is amended and restated in full as follows:
“Consolidated Total Indebtedness” means at the end of each fiscal quarter, all Indebtedness of the Company and its Subsidiaries (other than inter-company Indebtedness or Guarantees) less, for fiscal quarters ended on or prior to December 31, 2018 only, the amount of unrestricted and unencumbered (other than Liens permitted by clauses (a) and (f) of the definition of Permitted Encumbrances) cash and Cash Equivalents held by the Company and its Subsidiaries in excess of $100,000,000 (the “Excess Cash Amount”); provided the that Excess Cash Amount will not exceed $100,000,000, in each case calculated on a consolidated basis as of such time in accordance with GAAP.
(d)    Section 6.07(a) of the Credit Agreement is hereby amended by adding a proviso at the end of Section 6.07(a) as follows:
“; provided, that with respect to the period of four (4) consecutive fiscal quarters ending with the quarter ending (i) June 30, 2018, the Company will not permit the Leverage Ratio to be greater than 3.75 to 1.00 and (ii) September 30, 2018, the Company will not permit the Leverage Ratio to be greater than 4.00 to 1.00.”
2.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 4 Effective Date”) is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent.
(b)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents, and for which invoices have been presented at least one (1) Business Day prior to the Amendment No. 4 Effective Date.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement (other than, with respect to any Loan the proceeds of which are being used to refinance maturing commercial paper issued by the Company, Sections 3.04(b) and 3.06) are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect); provided that any such representation or warranty that by its express terms is made as of a specific date is true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) as of such specific date.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

UNDER ARMOUR, INC.,
as a Borrower

By: /s/ David Bergman
Name: David Bergman
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By: /s/ James A. Knight
Name: James A. Knight
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Timothy M. Naylon
Name: Timothy M. Naylon
Title: Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Daniel H. Blakely
Name: Daniel H. Blakely
Title: Associate

SUNTRUST BANK,
as a Lender

By: /s/ Lisa Garling
Name: Lisa Garling
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Jeremy Raichle
Name: Jeremy Raichle
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ John Treadwell, Jr
Name: John Treadwell, Jr.
Title: Senior Vice President

BRANCH BANKING & TRUST COMPANY,
as a Lender

By: /s/ Sharona Yen
Name: Sharona Yen
Title: Banking Officer

MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By: /s/ Erica S. Cariello
Name: Erica S. Cariello
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

CITIBANK, N.A.,
as a Lender

By: /s/ Alejandro E. Romero
Name: Alejandro E. Romero
Title: Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

REGIONS BANK,
as a Lender

By: /s/ Brand Hosford
Name: Brand Hosford
Title: Vice President